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                                                                    EXHIBIT 23.1




5    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated May 20, 2003, accompanying the financial statements incorporated by reference in and the schedule included in the Annual Report of Medical Action Industries Inc. on Form 10-K for the year ended March 31, 2003. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Medical Action Industries Inc. on Form S-8.



                                               /s/ Grant Thornton LLP




Melville, New York
November 13, 2003